AMENDMENT NO. 1
TO OPTION AGREEMENT

THIS AMENDMENT is dated for reference as of December 28, 2007

BETWEEN:

MAGNUS MINERALS OY, a Finnish corporation having an address
for notice and delivery at PL 3, 33211 Tampere, Finland

(the "Optionor")

AND:

FINMETAL MINING OY, a Finish corporation that is a wholly-owned subsidiary of FINMETAL MINING LTD., a corporation having an
address for notice and delivery at Suite 500, 666 Burrard Street,
Vancouver, British Columbia, Canada V6C 2X8

(the "Optionee")

WHEREAS:

(A)                   The Optionor and the Optionee entered into a certain option agreement (the "Option Agreement"), dated October 6, 2006, pursuant to which the Optionee acquired an option (the "Option") to acquire a 100% interest in and to four (4) different mineral properties (namely, Petrovaara, Poskijärvi-Kokka, Rautavaara and Tainiovaara, collectively referred to herein as the "Properties") held by the Optionor, as more fully described in the Option Agreement;

(B)                   Pursuant to the terms of the Option Agreement, the Optionee has the Option to acquire a 100% interest in and to the Properties (i) by paying option payments of 1,000,000 euros in cash for each property (that is, 4,000,000 euros with respect to all four (4) Properties) over a period of four (4) years, to be paid annually at the beginning of each year with respect to each Property as follows: 100,000 euros in the first year, 100,000 euros in the second year, 300,000 euros in the third year, and 500,000 euros in the fourth year, and (ii) by making a work commitment of 1,000,000 euros on each Property (for a total work commitment of 4,000,000 euros), of which 25% must be conducted each year over a period of four (4) years;

(C)                   FinMetal Mining Ltd. acquired the Optionee as its wholly-owned subsidiary as of November 27, 2006; and

(D)                   The Optionor and the Optionee wish to amend the Option Agreement accordance with the provision set forth in this Amendment No. 1 thereto (this "Amendment").

NOW THEREFORE THIS AMENDMENT WITNESSES that in consideration of the agreements hereinafter set forth the parties agree that:

  The parties hereby agree that the due date of the second option payment of 100,000 euros with respect to the Rautavaara Property shall be extended to April 30, 2008 in consideration of a 10,000 euro extension payment to be paid by the Optionee to the Optionor within five (5) days of signing this Amendment and by the Optionee keeping the claims in good standing by paying the applicable government and landowner payments according to Finnish law.

  The parties agree that after the abovementioned extension payment has been paid and the second year option payment has been paid, the due date of the first year work commitment of 250,000 euros with respect to the Rautavaara Property shall be extended such that such work commitment shall not be due until August 31, 2008.

  The parties agree that the due date of the first year work commitment of 250,000 euros with respect to the Tainiovarra Property is hereby extended such that such work commitment shall not be due until May 31, 2008.

  Except as amended hereby, all other terms and conditions of the Option Agreement shall remain in full force and effect.

  This Amendment may be executed in counterpart and by facsimile.

In addition, the parties acknowledge that the Optionee has decided not to exercise the second year option with respect to each of the Petrovaara and Poskijärvi-Kokka Properties and that full interest in and to such properties (including claims in good standing for at least one (1) year, and all data and information both old and new gathered by the Optionee) shall be transferred to the Optionor within one (1) month at the Optionee's expense, and thereafter the Optionee shall have foregone any claim on the Petrovaara and Poskijärvi-Kokka Properties.

IN WITNESS WHEREOF this Amendment has been executed on behalf of the Optionor and the Optionee by their duly authorized officers on the date set out on page one of this Amendment.

The Optionee:

FINMETAL MINING OY

by:  FINMETAL MINING LTD.

Per:      "Dan Hunter"
            Dan Hunter
            Director and Chief Executive Officer

The Optionor:

MAGNUS MINERALS OY

Per:      "Carl Löfberg"
            Carl Löfberg
            Managing Director